CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of HIVE Digital Technologies Ltd. (formerly HIVE Blockchain Technologies Ltd.) (the "Company") of our report dated June 29, 2023 relating to the consolidated financial statements of the Company for the fiscal years ended March 31, 2023 and 2022, which appears as Exhibit 99.2 to the Company's Annual Report on Form 40-F for the year ended March 31, 2023.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

August 17, 2023